UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2013

WNC Housing Tax Credit Fund VI, L.P., Series 11
 (Exact name of registrant as specified in its charter)

California	000-51322	72-1566909
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17782 Sky Park Circle, Irvine, CA              92614-6404
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (714) 662-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

WNC Housing Tax Credit Fund VI, L.P., Series 11 (“Series 11”) has acquired an interest in Westhaven Limited Partnership, an Arkansas limited partnership. This entity is referred to herein as the “Local Limited Partnership.” The Local Limited Partnership owns the Westhaven Apartments located in Osceola, Arkansas. WNC & Associates, Inc., an affiliate of the general partner of Series 11, acquired the interest in the Local Limited Partnership in July 2012 through its warehouse affiliate. The warehouse affiliate transferred the interest to Series 11 on February 28, 2013.

The following tables contain information concerning the Local Limited Partnership

Local Limited Partnership	Property Name and Number of Buildings	Location of Property	Estimated or Actual Construction Completion Date	Estimated Development Cost (Including Land Cost)	Number of Apartment Units	Basic Monthly Rents	Permanent Mortgage Loan Principal Amount	Anticipated Aggregate Tax Credits (1)
Westhaven Limited Partnership	Westhaven Apartments 3 buildings (2)	Osceola (Mississippi County), Arkansas	December 2008	$1,864,741	5 1BR Units 10 2BR Units 3 3BR Units	$450 $499 $599	$340,651 USDA - RD (3) $260,000 ADFA (4)	$882,150

1.
Low income housing tax credits are available over a 10-year period. The property began generating tax credits when it was placed in service following construction completion. The local general partner’s affiliate claimed the tax credits generated through the date of transfer to the WNC affiliate. In its first year of ownership of the Local Limited Partnership, Series 11 will receive only that percentage of the annual credit which corresponds to the number of months during which Series 11 was a limited partner of the Local Limited Partnership, and during which the apartment complex was completed and in service.

2.	New construction property.

3.
U.S. Department of Agriculture - Rural Development has provided a mortgage loan for a term of 30 years at a stated annual interest rate of 3.25%, prior to reduction by an interest rate subsidy to an annual rate of 1.00%. Principal and interest are payable monthly based on a 30-year amortization schedule.

4.
Arkansas Development Finance Authority, using funds from the HOME Investment Partnership Program, has provided a mortgage loan for a term of 35 years at a fixed interest rate of 4.90%. Principal and interest are payable monthly based on a 35-year amortization schedule.

Local Limited Partnership	Local General Partner	Property Manager (1)	Local General Partner Fees (2)	Sharing Ratios: Cash Flow (3)	Sharing Ratios: Allocations (4) and Sale or Refinancing Proceeds (5)	Series 11's Capital Contribution
Westhaven Limited Partnership	Sunbelt Development Corporation	Sunbelt Development Corporation	$160,612	Series 11: the greater of $3,000 or 35% of NOI LGP: 80% The balance 99.98% to Series 11, .01% to SLP and .01% to LGP	99.98/.01/.01 19.99/.01/80.00	$564,341

1.
The Local Limited Partnership will employ either its Local General Partner (“LGP”) or an affiliate of its LGP, or a third party, as a property manager for leasing and management of the apartment complex. The fee payable generally is determined pursuant to market conditions.

2.
The Local Limited Partnership will pay the LGP or an affiliate of the LGP fees for various services, including organization, development, land acquisition, syndication, incentive management and the like.

3.
Reflects the plan of distributions for the net cash flow from operations, if any, of the Local Limited Partnership for each year of operations. Net cash flow generally is equal to the excess of revenues over expenses, including the property manager’s fee and any deferred amount thereof.

4.
Subject to certain special allocations, reflects the respective percentage interests in profits, losses and low income housing tax credits of (i) Series 11, (ii) WNC Housing, L.P., the special limited partner (“SLP”), and (iii) the LGP.

5.
Reflects the percentage interests in any net cash proceeds from sale or refinancing of the apartment complex of (i) Series 11, (ii) the SLP, and (iii) the LGP. Net cash proceeds from sale or refinancing of the apartment complex is equal to the sale proceeds less payment of the mortgage loan and other Local Limited Partnership obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 7, 2013	WNC Housing Tax Credit Fund VI, L.P., Series 11
By: /s/ MELANIE R. WENK
Name: Melanie R. Wenk
Title: Vice President - Chief Financial Officer of WNC & Associates, Inc., Managing Member of General Partner of registrant